EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-72654, 333-48605 and 333-79567) of Tofutti Brands Inc. of our report dated April 10, 2008, with respect to the financial statements of Tofutti Brands Inc., included in the Annual Report on Form 10-KSB for the year ended December 29, 2007.

Amper, Politziner & Mattia, P.C.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
April 10, 2008